Exhibit 10.2

AGREEMENT

THIS AGREEMENT (the “Agreement”) is entered into as of this 30th day of October 2009, between Emerging Markets Consulting, LLC, a Florida Limited Liability Company (herein referred to as “EMC”) and, General Automotive Inc., (herein referred to as “the Company”).

A. Whereas, the Company routinely provides corporate information to various parties to further its business and opportunities;

B. Whereas, the Company requires assistance with the design, development, and dissemination of Corporate Information (“the Corporate Information”);

C. Whereas, EMC has experience in assisting entities similar to the Company in developing and disseminating Corporate Information; and

D. Whereas, the Company desires to engage EMC to assist in the development and dissemination of the Corporate Information and EMC desires to accept the engagement upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1. Appointment and Engagement

The Company hereby appoints and engages EMC and EMC accepts such appointment and engagement.

2. Authority and Description of Services

A. Services.

During the term of this Agreement, EMC will provide or cause other subcontractors to provide the following services, involving the Corporate Information from time to time as requested by the Company:

i.	Arranging for and providing electronic media and web cast services to enable the Company to conduct conference calls between it and the public;

ii.	Drafting and/or editing and/or designing and/or assembling the Corporate Information;

iii.	Make calls to and attend meetings with registered brokers selected by EMC;

iv.	Dissemination of one Wall Street News Alerts by Wall Street Capital Funding on March 15th;

v.	Dissemination of Company profiles to EMC’s existing email address database;

vi.	Editing up to 20 press releases provided by the Company; and

vii.	Dissemination of the Corporate Information at trade shows that shall be attended by EMC or an EMC subcontractor or representative.

For purposes of this Agreement, the Corporate Information shall be deemed to include all information involving the Company provided to or disseminated in any fashion by EMC or the Company or which is in the public domain, including but not limited to information used in electronic media, web casts, information provided verbally or in writing, information provided to persons or entities in EMC’s email address database, data and information provided to Wall Street Capital Funding, information contained in press releases concerning the Company, and information disseminated about the Company at any seminar or trade show.

3. Compensation

The Company hereby agrees to make 12 month commitment to pay EMC the following non-refundable fees:

the sum of 4,000,000 restricted shares.

The Shares are collectively referred to herein as “the Securities.” The Securities payable to EMC (“the fee”) is deemed earned upon execution of this Agreement and is paid to EMC for the purpose of assuring EMC’s availability to perform the matters outlined herein. If for any reason, the Company determines that it shall not proceed to utilize the services of EMC, the fee shall continue to be deemed earned by EMC and remain non-refundable.

4. Securities Matters.

i. Exemption and Limitation on Resale

The offer and sale of the Securities by the Company to EMC is exempt from the Securities Act of 1933, as amended (“1933 Act”) and the Company has complied and will comply with all requirements of such exemption in all respects.

Each certificate representing Securities shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, UNLESS AND UNTIL REGISTERED UNDER SUCH ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

ii. Rule 144 and Resale.

Upon EMC informing the Company in writing that it intends to sell or transfer all or any portion of the Securities that are eligible for resale under Rule 144 promulgated under the 1933 Act (including any Rule adopted in substitution or replacement thereof), the Company will allow such sale or transfer and not interfere in any way with such sale or transfer. In addition, the Company will certify in writing to any person at the request of EMC that the Company is in compliance with the Rule 144 current public information requirements to enable EMC to sell such person’s securities under Rule 144 [only if Rule 144 is available for the sale], and as may be applicable under the circumstances. If any certificate representing the Securities is presented to the Company’s transfer agent for registration or transfer in connection with any sales theretofore made in compliance with the securities laws, whether because the Securities are subject to an effective registration statement under the 1933 Act or are eligible for resale under Rule 144 [provided such certificate is duly endorsed for transfer by the appropriate person or accompanied by a separate stock power duly executed by the appropriate person in each case], the Company will promptly instruct its transfer agent to allow such transfer and to issue one or more new certificates representing such Securities to the transferee. All costs of such transfer shall be borne by the Company including the costs of any legal opinion. The Company shall fully comply with any and all federal or state securities laws, rules and regulations governing the issuance of any such Securities or the resale by EMC.

iii. Obligation to satisfy Public Information.

In order to satisfy the adequate public informational requirements of Rule 144, the Company will file all reports with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and has or will file with the Commission all reports required to be filed by it forthwith, and shall continue to file such reports with the Commission so long as required, but for a period of not less than three years; and such reports are or will be true and correct in every material respect.

5. Duties of Company

a. Company shall supply EMC, on a regular and timely basis, with all approved data and information about the Company, its management, its products and/or services, and its operations. The Company shall be responsible for advising EMC of any facts that would affect the accuracy of any prior data and information previously supplied to EMC.

b. The Company shall promptly supply EMC with full and complete copies of all: (a) filings with all Federal and State securities agencies; (b) all shareholder reports and communications and press releases; (c) data and information supplied to any analyst, broker-dealer, market maker, or other member of the financial community; and (d) product/service brochures and sales materials.

c. EMC’s services and any print or advertorial materials developed by EMC will only be used for training purposes of EMC’s employees and/or for educational purposes or in connection with the Company’s products and/or services and will not be used in the offer or sale of the Company’s securities or in connection with any type of promotion or the Company’s securities.

d. The Company will notify EMC contemporaneously if any information or data being supplied to EMC has not been generally released or promulgated.

6. Reliance upon Company

The Company shall act diligently and promptly in providing materials to EMC and shall immediately inform EMC of any requested changes, misprints, errors or inaccuracies in any materials provided to or prepared by EMC. Prior to dissemination of any Corporate Information, the Company will review and verify all information contained therein is true and accurate in all respects. The Company will periodically consult with its legal counsel regarding compliance with Federal or State laws applicable to the services being provided under this Agreement. The Company acknowledges that EMC is relying exclusively upon the information it receives from the Company and the Company acknowledges that it is responsible for the truthfulness, completeness and reliability of the information provided to the Company. The Company, prior to providing information of any nature or type to EMC, will confirm that the information is accurate in all respects.

7. Activities of EMC

EMC’s activities pursuant to this Agreement or as contemplated by this Agreement do not constitute and shall not constitute acting as a securities broker or dealer or finder. Further, EMC shall not receive any compensation of any form for introducing or locating a potential investor or investor or members of the financial community to the Company.

8. Compliance with 17(b)

The Company will ensure that publishers of any publications containing the Corporate Information will comply with Section 17(b) of the 1933 Act regarding any publication, notice, circular, advertisement, newspaper, article, letter, investment service, or communication describing the Company or its securities which is disseminated, released, circulated, or published by EMC or any other party by use of any means or instruments of transportation or communication in interstate commerce or by the use of the mails.

9. Indemnification

Each party shall indemnify the other, and hold the other harmless, including it’s officers, directors, agents, employees or assigns from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys fees and disbursements) based upon, arising out of or otherwise resulting from the performance or acts of either party hereunder. In the event that either party determines that it is entitled to indemnification, it shall give notice as reasonably practicable to the other party of any action, suit, proceeding or investigation or threat thereof in respect of which the party may seek indemnity hereunder; provided, however, failure to so notify the other party shall not relieve any party from any liability that it may have under this Agreement . Notwithstanding anything herein, EMC will not hold General Automotive, Inc. liable for any losses they incur from decline in security prices . Upon such notification, the indemnifying party shall pay all costs and fees for the defense of such action.

10.	Term of Agreement

This Agreement shall become effective upon execution hereof and remain in effect for a period of twelve months. The Company may renew this Agreement for successive 3-month terms in exchange for the Company providing or paying EMC compensation as per Paragraph 3 above.

11. Where Services shall be performed

EMC’s services shall be performed at EMC’s main office location or other such designated location as EMC deems the most advantageous for the services to be performed.

12. EMC as an Independent Contractor, Third Parties and Conflicts

EMC is an independent contractor, and not an employee of the Company. EMC has no authority to bind the Company or any affiliate of the Company in any manner including any legal action, contract, agreement, or purchase, and such action cannot be construed to be made in good faith. EMC is not entitled to any medical coverage, life insurance, savings plans, health insurance, or any and all other benefits afforded Company employees. EMC shall be solely responsible for any Federal, State or local taxes. EMC may use subcontractors and third parties to provide the services set forth herein at its discretion. The Company hereby acknowledges that EMC does, and shall, represent and service other and multiple clients in the same manner as it does the Company. Additionally, the Company hereby acknowledges that EMC may even represent companies which compete with the Company and that this Agreement is non-exclusive with regard to EMC’s services.

13. Records

All rights, title and interest in and to materials, records, notes, data, memorandum, models and documents pertaining to the Company and documents produced by EMC in the possession of EMC upon termination of this Agreement shall remain the property of EMC.

14. Termination of Agreement

This Agreement may be terminated prior to the expiration of the term set forth herein as follows:

a. Upon the bankruptcy or liquidation of the other party; whether voluntary or involuntary;

b. Upon the other party taking the benefit of any insolvency law; and/or

c. Upon the other party having or applying for a receiver appointed for either party.

d. In the event the Company fails or refuses to cooperate with EMC, EMC shall have the right to terminate any further performance under this Agreement.

15. Representations of EMC

EMC makes no representation to the Company that any Corporate Information will result in any enhancement or benefit to the Company.

16. Agreement not to Hire

The Company acknowledges that EMC has expended considerable time, effort and expense in training its respective employees, advisors, independent contractors, subcontractors and EMC in methods of operation, and that the foregoing will acquire confidential knowledge and information as to accounts, customers, business patrons, databases, as well as confidential knowledge and information concerning the methods, forms, contracts and negotiations of EMC. As such, the Company is prohibited from employing any employee of EMC for a period of five years after the date of execution of this Agreement without the written consent of EMC.

17. Miscellaneous

17.1 Counterparts

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed Execution Page(s) hereof to be physically delivered to the other party within five (5) days of the execution hereof, provided that the failure to so deliver any manually executed Execution Page shall not affect the validity or enforceability of this Agreement.

17.2 Headings

The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

17.3 Severability

If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

17.4 Entire Agreement; Amendments

This Agreement and the instruments referenced herein contain the entire understanding of EMC and the Company, their affiliates and persons acting on their behalf with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor EMC makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and EMC.

17.5 Notices

Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally, by responsible overnight carrier or by confirmed facsimile, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by responsible overnight carrier or confirmed facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:
General Automotive, Inc.

Facsimile:

If to EMC
Emerging Markets Consulting, LLC
126 South Bumby Ave, #A
Orlando, Florida 32803 USA
Attn: James S. Painter
Facsimile: (321) 218-9115

17.6 Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

17.7 Third Party Beneficiaries.

This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

17.8 Further Assurances

The Company shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

17.9 Law and Arbitration

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts executed and performed in such State, without giving effect to conflict of law principles. All controversies, claims and matters of difference arising between the parties under this Agreement shall be submitted to binding arbitration in Palm Beach County, Florida under the Commercial Arbitration Rules of the American Arbitration Association (“the AAA”) from time to time in force (to the extent not in conflict with the provisions set forth herein). This agreement to arbitrate shall be specifically enforceable under applicable law in any court of competent jurisdiction. Notice of the demand for arbitration shall be filed in writing with the other parties to this Agreement and with the AAA. Once the arbitral tribunal has been constituted in full, a hearing shall be held and an award rendered as soon as practicable. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and the parties are not making progress toward a resolution. In no event shall it be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter would be barred by the applicable contractual or other statutes of limitations. The parties shall have reasonable discovery rights as determined by the arbitration. The award rendered by the arbitrators shall be final and judgment may be entered in accordance with applicable law and in any court having jurisdiction thereof. The decision of the arbitrators shall be rendered in writing and shall state the manner in which the fees and expenses of the arbitrators shall be borne.

17.10 Waivers

No delay on the part of any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach by any other party of any representation, warranty, covenant or Agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or Agreement contained in this Agreement (or in any other Agreement between the parties) as to which there is no inaccuracy or breach.

17.11 Variations in Pronouns

Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender and vice versa, all singular words shall include the plural, and all plural words shall include the singular. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

17.12 Presumption Against Scrivener

Each party waives the presumption that this Agreement is presumed to be in favor of the party which did not prepare it, in case of a dispute as to interpretation.

17.13. Attorney’s Fees

In the event either party is in default of the terms or conditions of this Agreement and legal action is initiated or suit be entered as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs, reasonable attorney fees, expenses and court costs through trial, appeal and to final disposition.

17.14 DELETED

17.15. Authority

The Company has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully the obligations hereunder including approval by the Board of Directors of the Company. This Agreement has been duly executed and delivered and is the valid and binding obligation of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency, or other similar laws generally affecting the enforcement of creditors’ rights. The Company represents that except with respect to existing Corporate Information and properly licensed materials, the performance, distribution, or use of anticipated materials will not violate the rights of any third parties. The execution and delivery of this Agreement and the other agreements contemplated hereunder, and the consummation of the transactions contemplated hereby and thereby, and the performance by the Company of this Agreement, in accordance with their respective terms and conditions, will not:

a. Require the approval or consent of any foreign, federal, state, county, local, or other governmental or regulatory body or the approval or consent of any other person;

b. Conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under any order, judgment, or decree applicable to the Company, or any instrument, contract, or other agreement to which the Company is a party or by or to which the Company is bound or subject; or

c. Result in the creation of any lien or other encumbrance on the assets or properties of the Company.

17.16. Failure

In the event EMC fails to perform its work or services hereunder for any reason, its entire liability to the Company shall not exceed the actual damage to the Company as a result of such non-performance. In no event shall EMC be liable to the Company or any other party for any indirect, special or consequential damages, nor for any claim against the Company by any person or entity arising from or in any way related to this Agreement.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement.

EMC	COMPANY
Emerging Markets Consulting, LLC	General Automotive, Inc.

/s/ James S. Painter	/s/ Dan Valladao
By: James S. Painter	By: Dan Valladao
Chief Executive Officer	Chief Executive Officer